UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 15, 2017
Date of Report (Date of earliest event reported)

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FCB FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
2500 Weston Road, Suite 300
Weston, Florida 33331
(Address of principal executive offices)
(954) 984-3313
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 15, 2017, FCB Financial Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:
Proposal No. 1: To elect Vince S. Tese, Les J. Lieberman and Stuart I. Oran as Class III Directors for a three year term of office expiring at the 2020 Annual Meeting of Stockholders;
Proposal No. 2: To approve, on a nonbinding advisory basis, the compensation of our named executive officers (commonly referred to as “say-on-pay”);
Proposal No. 3:  To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.
Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 3, 2017. The results of such stockholder votes are set forth below.
Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Vincent S. Tese	29,224,320	6,961,949	1,558,265
Les J. Lieberman	33,172,270	3,013,999	1,558,265
Stuart I. Oran	31,941,462	4,244,807	1,558,265

Proposal No. 2: The resolution approving, on a nonbinding advisory basis, the compensation of our named executive officers was adopted based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,974,585	16,203,756	7,928	1,558,265

Proposal No. 3:  The Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,744,124	341	69	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB FINACIAL HOLDINGS, INC.

Date:	May 16, 2017	/s/ Jennifer L. Simons
Jennifer L. Simons
Senior Vice President and Chief Financial Officer